SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

June 10, 2003

(Date of earliest event reported)

TIB FINANCIAL CORP.

(Exact name of Company as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0000-21329	65-0655973

(Commission File Number)	(IRS Employer Identification Number)

99451 Overseas Highway, Key Largo, Florida	33037-7808

(Address of Principal Executive Offices)	(Zip Code)

(305) 451-4660

(Company’s telephone number, including area code)

ITEM 4. CHANGES IN COMPANY’S CERTIFYING ACCOUNTANT

(a)	At its Board of Directors meeting on June 10, 2003, the Board of Directors of TIB Financial Corp. terminated the services of BDO Seidman, LLP as independent auditors for the Company. At the same meeting the Board of Directors selected the accounting firm of Crowe Chizek and Company, LLC as independent auditors for the Company for the 2003 fiscal year. The decision to change accountants was recommended by the Company’s audit committee.

(b)	In connection with their audits of the two most recent years and during the subsequent interim period there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference in their report to the matter. This includes disagreements which were resolved to the satisfaction of BDO Seidman, LLP

(c)	BDO Seidman, LLP’s report on the financial statements for December 31, 2002 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(d)	The Company has requested that BDO Seidman, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements made by the Company in response to this Item 4 and, if not, stating the respects in which they do not agree. The Company will file by amendment, as an exhibit to a subsequent Form 8-K report, a copy of such letter when it is received.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

Date: June 10, 2003	By: /s/ Edward V. Lett

Edward V. Lett, President and Chief Executive Officer

Date: June 10, 2003	By: /s/ David P. Johnson

David P. Johnson, Executive Vice President and Chief Financial Officer

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